As filed with the Securities and Exchange Commission on June 21, 1995
                                                       Registration No. 33-85508
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 -------------

                                AMENDMENT NO. 2
                                   FORM S-3
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                                 -------------

                         COMPUTER IDENTICS CORPORATION
            (Exact Name of Registrant as Specified in its Charter)
                                 -------------

          Massachusetts                                        04-2443539
   (State or Other Jurisdiction                           (I.R.S. Employer of
  Incorporation or Organization)                          Identification No.)

                                 -------------
                                5 Shawmut Road
                         Canton, Massachusetts  02021
                                (617) 821-0830
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive office)

                                 -------------

                          Richard C. Close, President
                         Computer Identics Corporation
                                5 Shawmut Road
                         Canton, Massachusetts  02021
                                (617) 821-0830
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 -------------
                                   Copy to:
                           Steven R. London, Esquire
                        Brown, Rudnick, Freed & Gesmer
                             One Financial Center
                         Boston, Massachusetts  02111
                                (617) 330-9000

                                 -------------

        Approximate date of commencement of proposed sale to the public: At any time after the effective date of this Registration Statement.
        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

                            CALCULATION OF REGISTRATION FEE
=====================================================================================================================
<Caption
                                               AMOUNT      PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF                 TO BE      OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
    SECURITIES TO BE REGISTERED              REGISTERED       SHARE  (1)             PRICE  (1)              FEE
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share     146,000 shares        $1.38                 $311,880               $107.54
=====================================================================================================================

   (1)   Estimated, pursuant to Rule 457(c) solely for the purpose of determining the registration fee, from the average of the high and low sales price of $1.38 per share of the Registrant's Common Stock as quoted on the
         National Association of Securities Dealers Automated Quotation National Market System on October 21, 1994.

                                 -------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                          COMPUTER IDENTICS CORPORATION

                        146,000 Shares of Common Stock
                           (Par Value $0.10 Per Share)

                           _________________________

            To Be Offered By Several Holders of the Common Stock of
                          Computer Identics Corporation
                            _________________________


        This Prospectus is being used in connection with the offering from time to time by certain stockholders of Computer Identics Corporation (the "Company"), or their respective legatees, heirs or legal representatives (the "Selling Stockholders") of 146,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), which have been issued to the Selling Stockholders pursuant to grants of bonus stock or the exercise of stock options issued under the Company's 1993 Stock Incentive Plan (the "Plan").
See  "SELLING STOCKHOLDERS".

        The Common Stock to which this Prospectus relates will be offered through any of several methods, including ordinary brokerage transactions or block transactions on the National Association of Securities Dealers' Automated Quotation National Market System or in the over-the-counter market, at market prices, or in privately negotiated transactions at prices agreed upon by the parties. See "PLAN OF DISTRIBUTION".


AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


        The closing price of the Registrant's Common Stock, as quoted on the National Association of Securities Dealers' Automated Quotation National Market System on June 1, 1995 was $ 2 7/8.



                 The date of this Prospectus is JUNE  __, 1995.

        NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFERING OR SOLICITATION MAY NOT LAWFULLY BE MADE.

        NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                          TABLE OF CONTENTS
          Available Information                 .................       2
          Risk Factors                          .................       3
          Description of Company                .................       5
          Selling Stockholders                  .................       5
          Plan of Distribution                  .................       7
          Use of Proceeds                       .................       7
          Incorporation of Certain
            Documents by Reference              .................       7
          Indemnification for Securities
            Act Liabilities                     .................       8


                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

        Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, 13th Floor, New York, NY 10048-1102 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        The Common Stock of the Company is quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System. Copies of the reports, proxy statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers.

        Copies of any report, proxy statement or other document or part thereof (without exhibits) incorporated by reference in this Prospectus and Registration Statement will be provided without charge to each person, including a beneficial owner, to whom a Prospectus is delivered upon the written or oral request of such person directed to the attention of Jeffrey Weber, Chief Financial Officer; Computer Identics Corporation, 5 Shawmut Road, Canton, Massachusetts 02021; telephone no. (617) 821-0830.

                                 RISK FACTORS

HISTORY OF LOSSES


        As of December 31, 1994, the Company had an accumulated deficit of $18,573,000. The Company sustained net losses of $510,000 and $1,026,000 in fiscal 1994 and 1993, respectively. The Company's losses during 1994 were attributable primarily to selling, general and administrative expenses rising more rapidly than revenues. The Company's losses during 1993 were attributable to, among other things, the recession and economic uncertainty in both the United States and Western Europe, which resulted in delays or cancellations of capital investments by customers, and insufficient investment in the Company's research and development which resulted in an inadequate flow of new products. In addition, the Company's 1994 and 1993 losses were increased by $469,000 and $541,000 in expenses, respectively, related to work force reductions. The $541,000 in expense incurred in 1993 was related to the former President's severance package. As part of its strategic plan to adapt to present economic conditions and market demands, the Company is restructuring its current internal operations, including a reduction in the Company's work force effected in the second quarter of 1994, increasing its research and development activities, and attempting to expedite the introduction of new products to the market. IN 1994, THE COMPANY INTRODUCED THE OMNI CIX, AN OMNIDIRECTIONAL LASER SCANNER CAPABLE OF SCANNING BAR CODES AT ALL ANGLES FROM ABOVE A CONVEYOR, AND THE CIPRO 710 AND 715 MINIATURE FIXED POSITION BAR CODE SCANNERS. IN ADDITION, DURING 1995 THE COMPANY HAS ALREADY INTRODUCED TWO SIGNIFICANT NEW PRODUCTS; THE CIMAX (TM) 7500, AN INTELLIGENT, FIXED POSITION LASER SCANNER, AND THE CIMAX 6000, AN OPEN SYSTEMS BASED DATA COLLECTION TERMINAL. THE COMPANY'S strategic plan is aimed at achieving net savings of $2,000,000 over the twelve months ending June 30, 1995. Although the Company believes that it is properly addressing the issues giving rise to the above losses, there can be no assurances that Company will not incur losses in the future.



        CASH POSITION AND NEEDS

        The Company's cash position at December 31, 1994 was $755,000. This was a decrease of $919,000 from December 31, 1993. If the Company's operations are not profitable, the Company may not have sufficient working capital to fund its continuing operations and planned capital expenditures. There can be no assurance that the Company will be profitable in the future. See "RISK FACTORS
- - History of Losses". With the exception of two relatively small equipment leases, the Company is free of interest bearing debt. The Company currently has two bank lines of credit available for an aggregate of $1,150,000. As of December 31, 1994, there was no outstanding balance under such lines of credit. In the event the Company were to require additional capital, no assurance can be given that financing would be available to the Company on favorable terms, if at all. If additional capital is not available when needed, the Company's business would be adversely affected.

        DEPENDENCE ON KEY PERSONNEL

        The success of the Company is dependent to a significant extent on the services of THOMAS J. CHISHOLM, Vice President of Research and Development of the Company. There could be a material adverse effect on the Company's results of operations if MR. CHISHOLM were no longer employed by the Company. There can be no assurance that the Company would be able to locate an effective new Vice President of Research and Development in a timely manner in the event that Mr. Chisholm's employment with the Company terminated. THE COMPANY HAS NOT
IN THE PAST CONTEMPLATED AND IS NOT NOW CONTEMPLATING PURCHASING KEY MAN LIFE INSURANCE ON MR. CHISHOLM'S LIFE.



        POSSIBLE VOLATILITY OF STOCK PRICE

        The market price of the Company's Common Stock may be volatile. Factors such as quarter to quarter variations in the Company's revenues and earnings and announcements of technological innovations or new products by the Company's competitors, customers or suppliers could cause the market price of the Company's Common Stock to fluctuate significantly. In addition, in recent years the stock markets in general, and the market prices for high technology companies in particular, have experienced significant volatility, which often may be unrelated to the operating performance of the affected companies. Such volatility may, from time to time, adversely affect the market price of the Company's Common Stock.

        TECHNOLOGICAL ADVANCES

        The future success of the Company will depend, to a significant extent, on its ability to develop, manufacture profitably and deliver on a timely basis, technologically advanced, quality products. The Company's ability to develop technologically advanced products depends substantially upon its having profitable operations. There can be no assurance that the Company's operations will be profitable in the future. See "RISK FACTOR'S - History of Losses". There can be no assurance that the Company's direct or indirect competitors, several of which have greater resources than the Company, will not succeed in developing new technologies or improvements to existing technologies which would render the Company's technology less competitive or obsolete.

        FOREIGN SALES

        Foreign Sales accounted for approximately 52%, 57% and 48% of the Company's revenues for fiscal 1994, 1993 and 1992, respectively. As a result, a significant portion of the Company's revenues are subject to risks associated with foreign sales. These risks include United States and foreign regulatory requirements, currency fluctuations, policy changes, political and economic instability and difficulties in managing foreign distributors and representatives. Changes in the value of the United States dollar in relation to foreign currencies may also adversely affect the Company's sales to foreign customers. THE COMPANY ENGAGES IN HEDGING TRANSACTIONS FROM TIME TO TIME IN ORDER TO ATTEMPT TO LESSEN THE RISK OF CURRENCY FLUCTUATIONS. THE COMPANY'S

HEDGING ACTIVITIES HAVE INVOLVED ONLY ENTERING INTO FORWARD CONTRACTS WITH RESPECT TO FOREIGN CURRENCIES. THE COMPANY HAS NOT ENGAGED IN ANY HEDGING TRANSACTIONS DURING THE PRECEDING TWELVE MONTH PERIOD.

                          DESCRIPTION OF THE COMPANY

        Founded in 1968, the Company designs, manufactures, markets and services standard bar code products and systems for the data collection and material handling/industrial markets. The Company markets its products in the United States through its direct sales organization and through value added resellers. As an international organization, the Company and its foreign subsidiaries have sales and service offices located in Canada, Belgium, France, Germany and the United Kingdom as well as a network of distributors and systems integrators in locations throughout the world.

                             SELLING STOCKHOLDERS

        On July 25, 1994, the Company filed a Registration Statement on
Form S-8 (the "Form S-8") to register the shares of Common Stock issuable upon
exercise of options granted under the Plan.   The Common Stock being
registered hereunder was issued to the Selling Stockholders prior to the effective date of the Form S-8, and, consequently, such shares of Common Stock were not registered on the Form S-8. The purpose of this Prospectus is to register for resale by the Selling Stockholders the shares of Common Stock issued to the Selling Stockholders pursuant to the exercise of options granted under the Plan. The purpose of this Prospectus is to provide the Selling Stockholders with the same benefits afforded to other recipients of options under the Plan by virtue of the Form S-8. To the Company's knowledge, none of the Selling Stockholders has made any arrangements to sell any shares at this time.

        The following table sets forth the name and relationship with the Company of each Selling Stockholder and the number of shares of Common Stock that each Selling Stockholder (i) owned of record as of March 31, 1995, (ii) the maximum number of shares of Common Stock which may be offered for the account of the Selling Stockholder under this Prospectus and (iii) the amount and percentage of Common Stock to be owned by the Selling Stockholder after completion of the offering, assuming the sale of all the Common Stock which may be offered hereunder.

                                                      Maximum
                               Shares                 Number of Shares          Amount and Percentage
Selling Security Holder's      Owned                  Which May Be              of Common Stock
Name & Relationship                                   Offered                   Owned After
to Company                                            Hereunder                 the Offering (3)


                                                                                Amount       Percentage
========================================================================================================
Richard C. Close,              247,500 (1)(2)         96,000 (1)(2)             151,500           1.39%
President and
Chief Executive Officer
- --------------------------------------------------------------------------------------------------------

Jeffrey A. Weber,              70,000 (1)(3)          30,000 (1)(3)              40,000             -0-
Treasurer and
Chief Financial Officer
- --------------------------------------------------------------------------------------------------------

John Shoemaker,                20,000 (1)             20,000 (1)                     -0-            -0-
Former Vice President
 - North American Sales
   and Marketing
========================================================================================================

(1)  The foregoing is based upon information provided by the persons described.  At May  31, 1995, there were 10,807,593 shares of Common Stock outstanding.  Except as otherwise noted, beneficial ownership includes sole voting and investment powers.

(2)  Includes 100,000 shares of Common Stock subject to immediately exercisable options and 24,000 shares of Common Stock held by Mr. Close which are subject to forfeiture provisions and resale restrictions.

(3)  Includes 40,000 shares of Common Stock subject to options which become exercisable July 11, 1995.

(4) Assumes sale of all shares of Common Stock registered hereunder, although, to the Company's knowledge, none of the Selling Stockholders has at this time made any arrangements to sell any of the shares of
     Common Stock offered hereunder.


        The Company will pay the expenses of registering the shares of Common Stock being sold hereunder, which are estimated to be $16,407.54.

                             PLAN OF DISTRIBUTION

        Depending upon market conditions and other factors, the Selling Stockholders may sell any of the shares of Common Stock from time to time.
The price and manner of sale are in the sole discretion of the Selling Stockholders. The shares of Common Stock may be offered through any of several methods, such as ordinary brokerage transactions or block transactions through the National Association of Securities Dealers' Automated Quotation National Market System, transactions in the over-the-counter market or in privately negotiated transactions at prices agreed upon by the parties. Neither the Company nor, to the best of the Company's knowledge, any of the Selling Stockholders has any agreement, arrangement or understanding with any broker or dealer with respect to the sale of the Common Stock offered hereby.

                                USE OF PROCEEDS

        The proceeds from the sale of the shares of Common Stock to which this Prospectus relates will be the property of the Selling Stockholders and will be utilized by them as they see fit. No part of the proceeds will be received by the Company.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act or the Securities Act, are incorporated herein by reference:

        (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

        (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        (c) The Company's Proxy Statement with respect to a Special Meeting in lieu of the Company's Annual Meeting of the Stockholders held on May 10, 1994;

        (d) The Company's Current Report on Form 8-K filed with the Commission on October 31, 1994; and

        (e) The description of the common stock, $.10 par value per share, of the Company ("Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 0-11704) filed under the Exchange Act.

        In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered herein have been sold or which deregisters all securities offered herein then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the filing date of such documents.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he/she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his/her action was not in the best interest of the corporation.

        Article VI of the Company's By-Laws provides in pertinent part that the Company may indemnify any person who was or is a party or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company's favor by reason of the fact that he is or was serving as a director, officer, employee or agent of the Company (including an underwriter of its securities) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, and that the Company may indemnify such person who was or is a party or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company (including an underwriter of its securities) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's ByLaws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                    PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution



        The following sets forth the expenses expected to be borne by the Company in connection with the distribution of Common Stock.

                 Securities and Exchange Commission Fee  $   107.54
                 Legal Services.......................   $10,000.00
                 Accounting Services..................   $ 5,000.00
                 Reproduction Expenses................   $   300.00
                 Miscellaneous........................   $ 1,000.00
                                                         ----------
                   TOTAL..............................   $16,407.54


        The Selling Stockholders will not pay any of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers

        Reference is made to the information contained in the Prospectus under the heading "Disclosure of Commission Position on Indemnification of Directors and Officers," which information is incorporated herein by reference.



Item 16.  Exhibits


  Exhibit No.    Description of Exhibit
  -----------    ----------------------
    4.1          Restated Articles of Organization, effective December 21,
                 1984 (filed as Exhibit 3.5 to the Company's Annual Report
                 on Form 10-K for the year ended December 31, 1985, and
                 incorporated herein by reference).

    4.1a         Amendment to Restated Articles of Organization, effective
                 May 28, 1987 (filed as Exhibit 3.1a to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1987, incorporated herein by reference).

    4.2          By-laws of the Company (filed as Exhibit 3.4 to
                 Registration Statement No. 2-85807, and incorporated herein by reference).

    4.3          Copy of Common Stock certificate (filed as Exhibit 4.1 to
                 Registration Statement No. 2-85807, and incorporated herein by reference).


    4.4          The Company's 1993 Stock Incentive Plan (filed as Exhibit
                 A to the Company's Proxy Statement for the May 18, 1993
                 Shareholders' Meeting, and incorporated herein by reference).

    5            Opinion and consent of Sherburne, Powers & Needham, P.C.
                 as to the legality of the securities being registered.

    23.1 Consent of Sherburne, Powers & Needham, P.C. (contained in their opinion which is filed as Exhibit 5).

    23.2         Consent of Deloitte & Touche, LLP

    23.3         Consent of Ernst & Young, LLP

    24           Power of Attorney (filed as Exhibit 24 to the Company's
                 Registration Statement on Form S-3, No. 33-85508, and incorporated herein by reference).


Item 17.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the

  Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


           THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.
2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Canton, Commonwealth of Massachusetts on June 20, 1995.

                                             COMPUTER IDENTICS CORPORATION
                                             (Registrant)

                                             By:  /s/ Richard C. Close
                                                --------------------------------
                                                  Richard C. Close (President)


        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                        Capacity                                    Date
- ----                        --------                                    ----
/s/ Richard C. Close        President and                               June 20,1995
- --------------------------  Director (Principal
(Richard C. Close)          Executive Officer)



                            Senior Vice                                 June 20, 1995
/s/ Jeffrey A. Weber        President of Operations and
- --------------------------  Finance, Treasurer and
(Jeffrey A. Weber)          Assistant Clerk (Principal
                            Financial Officer and Principal
                            Accounting Officer)

        *                   Director                                    June 20, 1995
- --------------------------
(John M. Hill)

        *                   Director                                    June 20, 1995
- --------------------------
(Richard S. Wilcox)


        *                   Director                                    June 20, 1995
- --------------------------
(Tomas Kohn)


        *                   Director                                    June 20, 1995
- --------------------------
(Jan Smolders)


           *    By: /s/ Richard C. Close
                    ----------------------------------
                    Richard C. Close, Attorney-in-Fact


                              EXHIBIT INDEX

Exhibit     Description of Exhibit                                             Page
- -------     ----------------------                                             ----
4.1     Restated Articles of Organization, effective December 21,
        1984 (filed as Exhibit 3.5 to the Company's Annual Report
        on Form 10-K for the year ended December 31, 1985, and
        incorporated herein by reference).                                      **


4.1a    Amendment to Restated Articles of Organization, effective
        May 28, 1987 (filed as Exhibit 3.1a to the Company's Annual
        Report on Form 10-K for the year ended December 31, 1987,
        incorporated herein by reference).                                      **

4.2     By-laws of the Company (filed as Exhibit 3.4 to Registration
        Statement No. 2-85807, and incorporated herein by reference).           **

4.3     Copy of Common Stock certificate (filed as Exhibit 4.1 to
        Registration Statement No. 2-85807, and incorporated herein
        by reference).                                                          **

4.4     The Company's 1993 Stock Incentive Plan (filed as Exhibit A to the Company's Proxy Statement for the May 18, 1993
        Shareholders' Meeting, and incorporated herein by reference).           **

5       Opinion of Sherburne, Powers & Needham, P.C.                            **

23.1    Consent of Sherburne, Powers & Needham, P.C. (contained
        in their opinion filed as Exhibit 5)                                    **

23.2    Consent of Deloitte & Touche, LLP                                       *

23.3    Consent of Ernst & Young, LLP                                           *

24      Power of Attorney (filed as Exhibit 24 to the Company's Registration
        Statement on Form S-3, No. 33-85508, and incorporated
        herein by reference).                                                   **


** Previously filed
*  Transmitted herewith


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